    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 30, 2000

                                                   REGISTRATION NO. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                                THE SANDS REGENT
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           NEVADA                                                880201135
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

                            -------------------------

                           345 NORTH ARLINGTON AVENUE
                               RENO, NEVADA 89501
         (Addresses of Principal Executive Offices including Zip Codes)


                            -------------------------


                SECOND AMENDED AND RESTATED STOCK OPTION PLAN FOR
                EXECUTIVE AND KEY EMPLOYEES OF THE SANDS REGENT
                            (FULL TITLE OF THE PLAN)

                            -------------------------


            DAVID R. WOOD                                   COPY TO:
EXECUTIVE VICE PRESIDENT AND TREASURER              REGINA M. SCHLATTER, ESQ.
          THE SANDS REGENT                               LATHAM & WATKINS
      345 NORTH ARLINGTON AVENUE               650 TOWN CENTER DRIVE, SUITE 2000
         RENO, NEVADA 89501                    COSTA MESA, CALIFORNIA 92626-1925
           (775) 348-2210                                  (714) 540-1235

          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            -------------------------

===========================================================================================================
                                             CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
                                                                            PROPOSED
                                                           PROPOSED          MAXIMUM
                                          AMOUNT           MAXIMUM          AGGREGATE
                                          TO BE         OFFERING PRICE      OFFERING         AMOUNT OF
                                       REGISTERED(1)     PER SHARE(2)        PRICE(2)     REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value             300,000           $2.4375          $731,250            $194
===========================================================================================================

(1) The Second Amended and Restated Stock Option Plan for Executive and Key Employees of The Sands Regent (the "Plan") authorizes the issuance of 1,100,000 shares of common stock, par value $0.10 per share, of The Sands Regent (the "Company") (the "Common Stock"), of which 300,000 shares are being registered hereunder.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended (the "Securities Act"), and is based on the average of the high and low sales price of the Common Stock, as reported on The Nasdaq National Market-Small Cap on November 22, 2000 as to 300,000 shares available for future grants under the Plan.

================================================================================

PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF THE REGISTRATION
                STATEMENT AS OUTSTANDING OPTIONS ARE EXERCISED.

                                  TOTAL PAGES 7
                             EXHIBIT INDEX ON PAGE 5

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

REGISTRATION OF ADDITIONAL SECURITIES

        This Registration Statement covers, 300,000 additional shares of Common Stock of the Company reserved for issuance under the Second Amended and Restated Stock Option Plan for Executive and Key Employees of The Sands Regent (the "Plan"). On September 26, 1985 and March 17, 1993, the Company filed with the Commission Form S-8 Registration Statements (Nos. 33-00475 and 33-59574, respectively) covering (after giving effect to a 100% stock dividend effected on February 26, 1993) an aggregate of 500,000 shares issuable under the Plan. On July 13, 1998, the Company filed with the Commission Form S-8 Registration Statement (No. 333-58997) in connection with an amendment to the Plan which increased the number of shares reserved for issuance thereunder by 300,000 shares to 800,000 shares (collectively, the "Prior Registration Statements"). The contents of the Prior Registration Statements are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document which is incorporated by reference herein or therein

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        The financial statements and related financial statement schedule incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-K for the year ended June 30, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ITEM 8. EXHIBITS

        See Index to Exhibits on page 5.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on November 28, 2000.

                                        THE SANDS REGENT


                                        By: /s/ FERENC B. SZONY
                                            ----------------------------------
                                                Ferenc B. Szony, President and
                                                Chief Executive Officer
                                                (Principal Executive Officer)


                                        By: /s/ DAVID R. WOOD
                                            ----------------------------------
                                                David R. Wood, Executive Vice
                                                President, Treasurer and
                                                Chief Financial Officer
                                                (Principal Financial and
                                                Accounting Officer)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Ferenc B. Szony and David R. Wood, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of November 28, 2000.


Signature                               Title
---------                               -----
/s/ FERENC B. SZONY                     President, Chief Executive Officer and Director
-----------------------------------     (Principal Executive Officer)
    Ferenc B. Szony

/s/ DAVID R. WOODS                      Executive Vice President, Treasurer,
-----------------------------------     Chief Financial Officer and Director
    David R. Wood                       (Principal Financial and Accounting Officer)


/s/ KATHERENE LATHAM                    Director
-----------------------------------
    Katherene Latham


/s/ PETE CLADIANOS, JR.                 Director
-----------------------------------
    Pete Cladianos, Jr.


/s/ PETE CLADIANOS III                  Director
-----------------------------------
    Pete Cladianos III


/s/ JON N. BENGSTON                     Director
-----------------------------------
    Jon N. Bengston


/s/ LOUIS J. PHILLIPS                   Director
-----------------------------------
    Louis J. Phillips


/s/  LARRY TUNTLAND                     Director
-----------------------------------
     Larry Tuntland

                                INDEX TO EXHIBITS

 EXHIBIT                                                                   PAGE
 -------                                                                   ----
   5.1      Opinion of Latham & Watkins                                      6

  23.1      Consent of Latham & Watkins (included in Exhibit 5.1)            6

  23.2      Consent of Deloitte & Touche LLP                                 7

  24.1      Powers of Attorney                                               4